INVESTOR PRESENTATION Q 2 2 0 2 3 M V B – F 1 : S U C C E S S L O V E S S P E E D

MVB Financial Corp. (“MVB” or the “Company”) has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this presentation that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,”, “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, credit, and interest rate risk; changes in interest rates; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those made in Part I, Item 1A, Risk Factors, of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), filed with the Securities and Exchange Commission ("SEC") on March 16, 2023, and from time to time, in our other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the stated report. Except to the extent required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement. Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change. The Company uses certain non-GAAP financial measures, such as tangible book value per share and tangible common equity to tangible assets, to provide information useful to investors in understanding the Company’s operating performance and trends and to facilitate comparisons with the performance of the Company’s peers. The non-GAAP financial measures used may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures are provided in the Appendix to this Presentation. Forward-Looking Statements

3 Driving on a Wet Track with the Caution Flag Out: Adapting to the Wet Track

MVB's Strategy on a Page (SOAP)

Our Why
To positively impact the financial lives of 1 billion people, one life at a time

Purpose
Trusted partners on the financial frontier, committed to your success

Values

- Respect, Love & Caring
- Trust
- Commitment
- Adaptive
- Teamwork

Four Lanes on the Track

- **Banking** That's Tech-Forward
- **Banker** of Choice to Fintechs
- **Builder** of Fintechs
- **Backer** of Fintechs

Growth Vehicles

TEST TRACK
- Grand
- Cashless Casino

QUALIFYING TRACK
- Issuing Expansion
- Banking as a Service
- Victor
- Blockchain & Web3

FAST TRACK
- Strategic Lending Partnerships
- Gaming
- Acquiring Expansion
- Venture Portfolio

Fuel

- Strategic M&A
- Enterprise Risk Management
- Talent & Culture
- Targeted Growth Markets
- Technology & Operations

4

5 Q2 2023 Key Highlights Source: Company documents and SEC Filings. • Balance sheet loans to deposit ratio of 78.1% • Off-balance sheet deposits increased to $1.1 billion • CRE concentration of 217% of total-risk based capital • MVB Bank’s Total Risk-Based Capital Ratio was 14.9% • Tangible book value per share grew 0.7% to $21.31 from $21.17 at the prior quarter end. • One-off expenses and losses of $1.1 million related the divestiture of Flexia and $.4 million related to the sale of sub-prime automobile loans

6Source: Company documents and SEC Filings $986 $1,267 $1,257 $1,339 $1,971 $279 $716 $1,120 $1,232 $988 $92 $295 $483 $724 $1,062 2019 2020 2021 2022 YTD 2023 Total Interest-bearing deposits Total Noninterest-bearing deposits Off Balance Sheet On Balance Sheet: NIB/Total Deposits 22% On Balance Sheet: NIB/ Total Deposits 33%Deposits ($ Millions) Continued Growth of Deposit Base Off balance sheet deposits have grown substantially, including a 46.7% increase year-over-year from 2022.

7 Deposit Composition Source of Deposits CoRe* 64% Fintech 36% Title (C) 6% Speciality (C) 6% Retail (C) 11% Commercial (C) 33% Public Funds (C) 8% Gaming (F) 12% Digital Assets (F) 7% Payments (F) 8% BaaS (F) 9% Deposits Breakdown – 06/30/2023 Source: Company documents and SEC Filings. *Commercial and Retail. (F) – Fintech deposits. (C) – CoRe deposits.

8 Ability to Adapt Loan Growth $1,096 $1,293 $1,375 $1,428 $1,852 $2,349 $2,282 $- $500 $1,000 $1,500 $2,000 $2,500 2017 2018 2019 2020 2021 2022 YTD 2023 Net Loans ($ Millions) 14% CAGR Source: Company documents and SEC Filings.

9 Loan Portfolio Composition Portfolio by Industry Source: Company Documents. *2.9% of MVB’s total loans were non-owner-occupied office space. Commercial Business 36.6% Commercial Real Estate 26.7% Acquisition & Development 4.6% Home Equity 0.7% Residential 29.2% Consumer 2.2% Other 22.7% Office Space* 4.3%Healthcare 21.6% Auto Equipment 3.7% Residential 32.5% Government 4.8% Energy 2.0% Financial 3.9% Retail Space 4.5% Diversified Loan Portfolio

10 Credit Quality

11 0.37% 0.94% 0.95% 0.47% 0.59% 0.87% 0.94% 0.64% 0.48% 0.59% -0.40% 0.30% 1.00% 1.70% 2019 2020 2021 2022 YTD 2023 MVBF Peers Non-Performing Loans / Total Loans 0.07% 0.14% 0.08% 0.36% 0.25% 0.08% 0.08% 0.04% 0.05% 0.24% 0 0.001 0.002 0.003 0.004 2019 2020 2021 2022 YTD 2023 MVBF - Auto MVBF - Non-Auto MVBF - Total Peers NCOs / Average Loans Source: Company documents, SEC filings and S&P Global Market Intelligence. Peers are defined in the 2023 Proxy Statement. Peer data reflects the most recent data publicly available. 0.86% 1.88% 1.05% 1.01% 1.31% 1.41% 0.76% 1.16% 1.04% 1.28% 0.40% 0.80% 1.20% 1.60% 2.00% 2019 2020 2021 2022 YTD 2023 MVBF Peers ACL / Total Loans Consistent, Top Tier Assets Quality Through Cycles Auto loans accounted for .01%, .27%, and .23% of MVBF’s NCOs/Average Loans for 2021, 2022, and YTD 2023, respectively.

12 Non-Performing Loans Source: Company Documents. All data as of June 30, 2023. By Loan Type Commercial NPLs – by Industry Energy $ 4,473,933 Office $ 1,512,016 Government $ 1,691,392 Other $ 3,123,432 Consumer Auto 7.5% HELOC 1.2% Commercial 79.1% Residential Mtg 12.2% Total Non-Performing Loans: $13.6M

13 Gaming Industry Overview

14 Sports Betting Anticipated Market Adoption Waves • Click to edit Master text styles • Second level • Third level • Fourth level • Fifth level An anticipated 88% of the U.S. adult population will have access to regulated sports betting by 2026(1), expanding the potential for the market that produced $7.6B in 2022 GGR(2).

15 US Sports Betting Gross Gaming Revenue (GGR) Outlook Source: 1 – EKG’s U.S Sports Betting Market Monitor | July 2023 EKG shows total U.S. sports betting GGR between 2018 and 2027E annually. The market’s recent, exponential growth has been driven by a few factors—namely, the rapid legalization and launch of online sports betting in populous states. EKG expects total GGR to rise to $10.7B in 2023 and $17B in 2027 U.S. Sports Betting Gross Gaming Revenue By Distribution Channel: 2018 To 2027E

16 U.S. Online Casino – Market Landscape Source: U.S. Online Casino Monitor | July 2023; EKG’s All States Est. Online Casino GGR By Brand | June 2023; EKG’s All States Est. Online Sports Betting GGR By Brand | May 2023 Operational Authorized But Not Yet Operational 2023 YTD GGR Totals by Online Segments as of 5/31 6 Operational States with Online Casino: $2.6B 23 Operational States with Online Sports Betting: $4.3B U.S. Online Casino And Poker GGR: 2013 To 2027 ESTCurrent Legalization Notes – NV only allows online poker; 6 states have operational online casino; RI recently legalized both online casino and poker but is not operational yet.

17 Growth of Payment Income

18 Source: Company Documents. ICM is Intercoastal Mortgage Company, LLC. Six Months Ended June 30, 2023 June 30, 2022 Growth ($) Growth (%) Payment card and service charge income: Card acquiring income $ 1,410 $1,733 ($323) (18.6%) Service charges on deposits 2,186 1,845 $341 18.5% Interchange income 3,517 3,079 $458 14.2% Total payment card and service charge income $ 7,113 $ 6,657 $456 6.8% Other non-interest income: Equity method investments income $ 680 $ 1,687 ($1,007) (59.7%) Compliance and consulting income 2,012 2,414 ($402) (16.7%) Gain (loss) on sale of loans (1,345) 2,488 ($3,833) (154.1%) Investment portfolio gains/losses (Fintech and banking) (1,978) 2,539 ($4,517) (177.9%) Loss on acquisition and divestiture activity (986) - ($986) (100.0%) Other non-interest income 3,990 2,878 $1,112 38.6% Total other non-interest income $ 2,373 $ 12,006 ($9,733) (80.2%) Total non-interest income $ 9,486 $ 18,663 ($9,177) (49.2%) Diversification of Non-Interest Income (Dollars in Thousands)

19 Backer of Fintech

20 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 $50,000 2016 2017 2018 2019 2020 2021 2022 YTD 2023 (i n t h o u sa n d s) Cash Investment Estimated Fair Value Investments Focused on Strategic Partnerships Source: Company documents. Backer of Fintech • Realized gains of $2.5M since 2021 • Cash return of $2.75M since 2021

21 Capital Strength

22 8.1% 8.7% 9.5% 9.8% 9.6% 8.3% 8.1% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2017 2018 2019 2020 2021 2022 YTD 2023 Tangible Common Equity / Tangible Assets (%) (1) 10.7% 10.2% 9.9% 11.0% 11.6% 9.8% 10.0% 8.5% 9.0% 9.5% 10.0% 10.5% 11.0% 11.5% 12.0% 2017 2018 2019 2020 2021 2022 YTD 2023 Tier 1/Community Bank Leverage Ratio (%) Source: Company documents. (1) TCE/TA is for the Holding Company and is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures are included in the Appendix. All other capital ratios presented are from the Bank. Bank Capital Position In connection with market conditions in March, MVB increased cash for liquidity by approximately $388M compared to December 31, 2022. If not for excess cash, TCE/TA and Leverage ratios would be 9.2% and 11.3%, respectively. 14.9% 13.8% 12.8% 15.8% 16.8% 13.4% 14.9% 0.0% 5.0% 10.0% 15.0% 20.0% 2017 2018 2019 2020 2021 2022 YTD 2023 Total Risk-Based Capital (%)

23 Our Awards & Accolades

24 Caution Flag Mitigation Asset Quality Risk • Long history of strong asset quality • Proactive portfolio management • Disciplined and staged approach to new areas of lending Compliance/ Regulatory Risk • Investment in team through Chartwell and Paladin acquisitions • Technical expertise and experienced FinTech industry partners • Investing in regulatory technology enhancing compliance monitoring systems Retention of Payment and Fintech Deposits • Extensive diligence for both parties increasing switching costs • Strong client relationship model, connections w/ exec. mgmt • Industry knowledge, insight, and first-mover advantage Startup Execution Risk • Entrepreneurial management team • Capacity to pivot as necessary • Ability to recruit strong talent Fintech Investment Risk • Low initial investment • Working relationship with portfolio companies • Diversified portfolio Geopolitical Risk • Adaptive culture • Willingness to adjust the pace • Flexibility to recognize new opportunities based on risk analysis The best is still in front of us! Caution Flags – Mitigating Risks

Appendix: Non-GAAP Reconciliation

Tangible Common Equity / Tangible Assets (%)							
(Dollars in thousands)	2017	2018	2019	2020	2021	2022	YTD 2023
Total stockholders' equity	$ 150,192	$ 176,773	$ 211,936	$ 239,483	$ 274,328	$ 261,084	$ 274,349
Total assets	1,534,302	1,750,969	1,944,114	2,331,476	2,792,449	3,068,860	3,351,847
Equity to assets	9.8%	10.1%	10.9%	10.3%	8.7%	8.5%	8.2%
Goodwill	$ 18,480	$ 18,480	$ 19,630	$ 2,350	$ 3,988	$ 3,988	$ 2,838
Intangibles	646	550	3,473	2,400	2,316	1,631	397
Total intangible assets	$ 19,126	$ 19,030	$ 23,103	$ 4,750	$ 6,304	$ 5,619	$ 3,235
Total stockholders' equity	$ 150,192	$ 176,773	$ 211,936	$ 239,483	$ 274,328	$ 261,084	$ 274,349
Less: Preferred stock	(7,834)	(7,834)	(7,334)	(7,334)	--	--	--
Less: Total intangible assets	(19,126)	(19,030)	(23,103)	(4,750)	(6,304)	(5,619)	(3,235)
Total tangible common equity	$ 123,232	$ 149,909	$ 181,499	$ 227,399	$ 268,024	$ 255,465	$ 271,114
Total assets	$ 1,534,302	$ 1,750,969	$ 1,944,114	$ 2,331,476	$ 2,792,449	$ 3,068,860	3,351,847
Less: Total intangible assets	(19,126)	(19,030)	(23,103)	(4,750)	(6,304)	(5,619)	(3,235)
Total tangible assets	$ 1,515,176	$ 1,731,939	$ 1,921,011	$ 2,326,726	$ 2,786,145	$ 3,063,241	$ 3,348,612
Tangible common equity to tangible assets	8.1%	8.7%	9.5%	9.8%	9.6%	8.3%	8.1%

Source: Company documents.

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